BYLAWS

OF

NEW JERSEY IMAGING PARTNERS, INC.

a New Jersey corporation

ARTICLE I

OFFICES

Section 1.01 Principal Executive Office

The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 1510 Cotner Avenue, Los Angeles, California 90025.

The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

Section 1.02 Other Offices

The corporation may also have offices at such other places, within or without the State of New Jersey, where the corporation is qualified to do business, as the Board of Directors may from time to time designate or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 2.01 Place of Meetings

Meetings of shareholders shall be held at any place within or without the State of New Jersey as designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by the written consent of all persons entitled to vote thereat. In the absence of any such designation shareholders’ meetings shall be held at the principal executive office of the corporation. Any meeting is valid wherever held, if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

Section 2.02 Time of Annual Meeting - Business Transacted

The annual meeting of shareholders shall be held on the first Monday in October, at the hour of 10:00 a.m., or at such other time or date as the Board of Directors may determine. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2.03 Notice of Meetings

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.04 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 2.04 Calling of Special Meetings

A special meeting of the shareholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, any vice-president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.03 and 2.04 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give notice. Nothing contained in this paragraph of this Section 2.04 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 2.05 Quorum of Shareholders

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.06 Adjourned Meeting and Notice Thereof

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.05 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.03 and 2.04 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.07 Entry of Notice

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be presumptive evidence that due notice of such meeting was given to such shareholder, as required by law and these Bylaws.

Section 2.08 Determining Shareholders of Record

For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the New Jersey General Corporation Law.

If the Board of Directors does not so fix a record date:

(a)      The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)      The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 2.09 Voting

The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of this corporation on the record date determined in accordance with Section 2.08 of this Article.

Voting shall in all cases be subject to the provisions of the New Jersey General Corporation Law and to the following provisions:

(a)      Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b)      Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)      Except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)      Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e)      Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine or, in the absence of such determination, by the chairman of the Board, president or any vice president of such other corporation, or by any person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of the corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f)      Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g)     Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h)     If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)     If only one votes; such act binds all;

(ii)    If more than one votes, the act of the majority so binds all;

(iii)   If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority of even split for the purpose of this section shall be a majority or even split in interest.

Subject to the following sentence, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principal among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Section 2.10 Proxies

Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 2.11 Consent of Absentees

The transactions of any meetings of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

Section 2.12 Action Without A Meeting

Any action which may be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed h the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the0utstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.04 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) indemnification of agents of the corporation, (iii) a reorganization of the corporation and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall be given at least ten (10) days before the consummation of any action authorized by the approval.

Section 2.13 Conduct of Meeting

At every meeting of the shareholders, the president or in his or her absence, the vice-president designated by the president, or in the absence of such designation, a chairman, (who shall be one of the vice-presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the corporation or in his or her absence an assistant secretary, shall act as secretary at all meetings of the shareholders. In the absence of the secretary at such meeting, or assistant secretary, the chairman may appoint another person to act as secretary of the meeting.

Section 2.14 Inspectors of Election

Before any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment, if no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed, if any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a)      Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies.

(b)      Receive votes, ballots or consents;

(c)      Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)      Count and tabulate all votes or consents;

(e)      Determine when the polis shall close;

(f)      Determine the result; and

(g)      Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 3.01 Directors Defined

Directors, when used in relation to any power or duty requiring collective action, means “Board of Directors.”

Section 3.02 Number of Directors

The corporation shall have one (1) director. Notwithstanding the foregoing, before the issuance of any shares and so long as the corporation has only one shareholder, the number of directors may be one or two; so long as the corporation has two shareholders, the number shall be at least two; so long as the corporation has three or more shareholders, the number shall be at least three. As used in these Bylaws, the term “whole Board” means the number of directors that the corporation would have if there were no vacancies. After the issuance of shares, a bylaw speci1ing or changing the maximum or minimum number of directors or changing from a variable to a fixed board or vice versa may be adopted only by approval of the outstanding shares; provided, however, that a bylaw reducing the number or the minimum number of directors to a number smaller than five shall not be adopted if the votes cast against its adoption at a meeting of shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

Section 3.03 Term of Office

The directors shall be elected at each annual meeting of the shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

Section 3.04 Vacancies

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
Any director may resign effective on giving written notice to the chairman of the Board, the president, the secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.05 Removal of Directors

The entire Board of Directors or any individual director may be removed from office in the manner provided by law.

Section 3.06 Place of Meeting

Regular meetings of the Board of Directors may be held at any place within or outside of the State of New Jersey that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside of the State of New Jersey that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 3.07 Regular Meetings

Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, or any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 3.08 Call of Special Meeting

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board or the president or any vice-president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 3.09 Quorum

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.10 Participation in Meetings by Conference Telephone

Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 3.11 Action by Consent of Board Without Meeting

Any action required or permitted to be taken by the Board of Directors under any provision of the New Jersey General Corporation Law may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed in the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of the New Jersey General Corporation Law which relates to actions so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, these Bylaws authorized the directors to so act, and any such statement shall be prima facie evidence of such authority.

Section 3.12 Adjournment

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.13 Conduct of Meeting

At every meeting of the Board of Directors the chairman of the Board of Directors, if there shall be such an officer, and if not, the president, or in his absence, the vice-president designated by him, or in the absence of such designation, the chairman chosen by a majority of the directors present shall preside. The secretary of the corporation shall act as secretary of the meeting. In case the secretary shall be absent from any meeting, the chairman may appoint any person to act as secretary of the meeting.

Section 3.14 Compensation

Directors shall receive such compensation for their services as directors as shall be determined from time to time by resolution of the Board. Any director may serve the corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefore.

ARTICLE IV

INDEMNIFICATION

Section 4.01 Definitions

For the purpose of this Article, “agent” includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under section 4.04 or Section 4.05(c).

Section 4.02 Indemnification in Actions by Third Parties

The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 4.03 Indemnification in Actions by or in the Right of the Corporation

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 4.03.

(a)      In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine.

(b)      Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c)      Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4.04. Indemnification Against Expenses

To the extent that an agent of the corporation has been successful on the merits of defense of any proceeding referred to in Section 4.02 or 4.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 4.05 Required Determinations

Except as provided in Section 4.04, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 4.02 or 4.03 by:

(a)      A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)      Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c)      The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

Section 4.06 Advance of Expenses

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final deposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 4.07 Other Indemnification

No provision by the corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding whether contained in the Articles, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 4.08 Forms of Indemnification Not Permitted

No indemnification or advance shall be made under this Article, except as provided in Section 4.04 or 4.05(c) in any circumstances where it appears:

(a)      That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)      Thai it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE V

OFFICERS

Section 5.01 Officers - Enumeration

The officers of a corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03 of this Article. One person may hold two or more offices. In its discretion, the Board of Directors may leave unfilled for any period it may fix, any office except the office of the president and secretary.

Section 5.02 Election

The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05 of this Article, shall be chosen annually by and serve at the pleasure of the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successors shall be elected and qualified.

Section 5.03 Subordinate Officers

The Board of Directors may appoint such other officers or agents as the business of the corporation may require, each of whom shall hold office for such period, and have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agent, to specify their duties, and the authority to determine their compensation.

Section 5.04 Removal and Resignation

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 Vacancies

If the office of the president, vice president, secretary, chief financial officer, assistant secretary or assistant treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold the office for the unexpired term, and until a successor is elected.

Section 5.06 Chairman of the Board

The chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no president, or in the absence or disability of the president, the chairman of the Board, if there be one, shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 5.07 President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within the authority and in the course of his duties he shall:

(a)      Preside at all meetings of the shareholders and in the absence of the chairman of the Board, or if there be none, at all meetings of the Board of Directors, and shall be an ex-officio member of all standing committees, including the executive committee, if any;

(b)      Sign all certificates of stock of the corporation, in conjunction with the secretary or assistant secretary, unless otherwise ordered by the Board of Directors.

(c)      When authorized by the Board of Directors, execute, in the name of the corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments of writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the corporation’s business may require;

(d)      Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents and employees of the corporation;

(e)      Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, and act and vote in behalf of the corporation, at all meetings of the shareholders of any corporation in which this corporation holds stock.

Section 5.08 Vice President

In the absence or disability of the president and the chairman of the board, if there be one, the vice presidents, if there be any, in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice president or vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 5.09 Secretary

The secretary shall:

(a)      Sign with the president or a vice president, certificates for shares in the corporation.

(b)      Certify and keep at the principal executive office of the corporation, the original or a copy of these Bylaws amended or otherwise altered to date.

(c)      Keep at the principal office of the corporation or such place as the Board of Directors may order, a book of minutes of all meetings of its directors and shareholders, its executive committee and other committees, with the time and place of holding, either regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at shareholders’ meetings and the proceedings thereof.

(d)      See that all notices are duly given in accordance with the provisions of these Bylaws or as required by the law.  In case of the absence or disability of a secretary, or his refusal or neglect to act, notice may be given and serviced by an assistant secretary or by the president or vice president or by the Board of Directors.

(e)      Exhibit at all reasonable times, the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed upon and affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The failure, however, to so affix the seal does not affect the validity of any instrument.

(f)      See that books, reports, statements, certificates and all other documents or records required by law are properly kept on file.

(g)      Exhibit at all reasonable times, to any directors, or shareholder, upon application, the Bylaws, the share register, and minutes of proceedings of the shareholders and directors of the corporation.

(h)      In general, perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

(i)      In the case of absence or disability of the secretary or his or her refusal or neglect to act, the assistant secretary, or if there be none, the chief financial officer acting as assistant secretary, may perform all of the functions of a secretary. In the absence or inability to act, or refusal or neglect to act, of both the secretary and the assistant secretary, the chief financial officer or any person thereunto authorized by the president or the vice president, or by the Board of Directors may perform the functions of a secretary.

Section 5.10 Assistant Secretary

At the request of the secretary, or in his or her absence or disability, the assistant secretary, designated by the secretary, shall perform all the duties of the secretary, and when so acting shall have all the powers of, and be subject to all restrictions upon, the secretary. The assistant secretary shall perform such other duties as from time to time may be assigned by the Board of Directors, or the secretary.

Section 5.11 Chief Financial Officer

The chief financial officer shall:

(a)      Have charge and custody of, and be responsible for all funds and securities of the corporation, and deposit all such funds in the name of the corporation, in such banks, trust companies or depositories as shall be selected by the Board of Directors.

(b)      Receive, and give receipt for, monies due and payable to the corporation from any source whatsoever.

(c)      Disburse or cause to be disbursed, the funds of the corporation, as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(d)      Keep and maintain adequate and correct accounts of the corporation’s properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shall be shown in a separate account.

(e)      Exhibit at all reasonable times the books of account and records to any directors, upon application, during business hours, at the office of the corporation, where such books and records are kept.

(f)      Render to the president and directors, whenever they request it, an account of all these transactions as chief financial officer, and of the financial condition of the corporation.

(g)      Prepare or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders statements of the affairs of the corporation where requested by shareholders holding at least ten percent (10%) of the number of outstanding shares of the corporation.

(h)      Give to the corporation a bond, if required by the Board of Directors, or by the president, in a sum, and with one or more sureties or surety companies satisfactory to the Board for the faithful performance of the duties of the office for the restoration of the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

(i)      In general, perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the Board of Directors.

(j)      In case of the absence or the disability of the chief financial officer, or his refusal or neglect to act, the assistant secretary or the secretary acting as assistant secretary may perform all the functions of the chief financial officer. In the absence or inability to act, or refusal or neglect to act, of both the chief financial officer and the secretary, any person thereunto authorized by the president or vice president or by the Board of Directors may perform the functions of the chief financial officer.

Section 5.12 Assistant Treasurer

The assistant treasurer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of his duties, in such sums, and with such sureties as the Board of Directors shall require.

At the request of the chief financial officer, or in his absence or disability, the assistant treasurer designated by him shall perform all the duties of the chief financial officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon the chief financial officer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the chief financial officer.

Section 5.13 Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. Any officer employed by the corporation shall execute an agreement as a condition of employment to provide that, in the event salary payments shall be disallowed in whole or in part as a deductible expense for income tax purposes, said salary shall be reimbursed by such officer to the corporation to the full extent of the disallowance.

ARTICLE VI

COMMITTEES

The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a)      The approval of any action for which the General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(b)      The filing of vacancies on the Board or on any committee;

(c)      The fixing of compensation of the directors for serving on the Board or on any committee;

(d)      The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)      The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)      A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board;

(g)      The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE VII

EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

Section 7.01 Authority for Execution of Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 7.02 Bank Accounts and Deposits

(a)      All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, bankers, trust companies or depositories as the Board of Directors may select or as may be selected by any officer or officers of the corporation, agent or agents of the corporation, to whom such power may be delegated from time to time by the Board of Directors.

(b)      Endorsements for deposits to the credit of the corporation, and any of its duly authorized depositories may be made without counter-signature by the president or a vice president, or the chief financial officer or the assistant treasurer, or by any other officer or agent of the corporation to whom the Board of Directors by resolution shall have delegated such powers, or by hand-stamped impression in the name of the corporation.

(c)      All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE VIII

ISSUANCE AND TRANSFER OF SHARES

Section 8.01 Certificates for Fully Paid Shares

(a)      The corporation shall issue shares when fully paid.

(b)      The corporation may issue certificates for shares prior to full payment under restrictions as the Board of Directors may provide. The certificates for shares issued prior to full payment shall state the amount remaining unpaid and the terms and payment thereof. As a condition of transfer on the books of the corporation, of shares issued prior to full payment, the corporation may require that payment in full of the purchase or subscription price shall be made prior to transfer.

Section 8.02 Consideration for Shares

No shares of stock shall be issued by the corporation except in consideration of any or all of the following:

(a)      Money paid;

(b)      Labor done;

(c)      Services actually rendered or for the corporation’s benefit or in the corporation’s formation or reorganization;

(d)      Debts or securities canceled;

(e)      Tangible or intangible properties actually received by the corporation or a wholly-owned subsidiary;

(f)       Upon receipt of a promissory note provided it is adequately secured by collateral other than the shares acquired;

(g)      As a share dividend or upon a stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class or other change affecting outstanding shares.

Section 8.03 Contents of Share Certificates

Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

(a)       The certificate number;

(b)       The date of issuance;

(c)       The name of the record holder of the shares represented thereby;

(d)       The number of shares, and a designation, if any, of the class or series represented thereby;

(e)       The par value, if any, of the shares represented thereby, or a statement that the shares are without par value.

Section 8.04 Signing Certificates - Facsimile Certificates

Any or all of the signatures on the certificates may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 8.05 Cancellation and Exchange of Certificates

When the Articles are amended in any way affecting the statement contained in the certificates for outstanding shares, or, it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefore, conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or receive dividends or to exercise any of the other rights of shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance.

Section 8.06 Replacement of Lost or Destroyed Certificates

Except as provided in this Section 8.06, no new certificates for shares shall be issued to replace an old certificate unless the later is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 8.07 Transfer Agents and Registrars

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 8.08 Conditions of Transfer

A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the secretary of the corporation or its transfer agent, if any, such facts shall be stated in the entry of the transfer.

When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefore, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the corporation may refuse the transfer unless the person gives adequate security or bond of indemnity executed by a corporate surety or b two individual sureties satisfactory to the corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the corporation, its officers, transfer agents and registrars, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

Section 8.09 Record Date and Closing Stock Books

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed.

If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

ARTICLE IX

CORPORATE RECORDS, REPORTS AND SEAL

Section 9.01 Minutes of Corporate Meetings

The corporation shall keep at the principal executive office, or such other place as the Board of Directors may order, a book of minutes of all meetings of the directors and of its shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, and notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at shareholders’ or members’ meetings, and the proceedings thereof.

Section 9.02 Books of Account

The corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, surplus arising from reduction of stated capital, shall be classified according to source and shown in a separate account.

Section 9.03 Share Register

The corporation shall keep at the principal executive office, or at the office of the transfer agent, a share register showing the names of the shareholders, their addresses, the number of classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment, provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 9.04 of these Bylaws.

Section 9.04 Inspection of Records

(a)      A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

(i)     Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii)    Obtain from the transfer agent, if any, for the corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

(b)      The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c)      The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(d)      Any inspection and copying under this Article may be made in person or by agent or attorney.

Section 9.05 Annual Report to Shareholders

The annual report to shareholders is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 9.06 Financial Statements

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to each such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six- month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 9.07 Corporate Seal

The Board of Directors may adopt, use and, at will, alter a corporate seal. The failure to affix the seal does not affect the validity of any instrument.

Section 9.08 Authorization to Represent Shares of Other Corporations

The chairman of the Board, the president, or any vice president, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised b any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

ARTICLE X

CERTIFICATION, INSPECTION AND AMENDMENT OF BYLAWS

Section 10.01 Certification and Inspection of Bylaws

The corporation shall keep in its principal executive office for the transaction of its business, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary of the corporation, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 10.02 Adoption, Amendment, Repeal of Bylaws by Shareholders

The Bylaws may be adopted, amended or repealed by the vote or the written assent of shareholders entitled to exercise the majority of the voting power of the corporation, except where a greater number is required by law, and provided that such Bylaws as adopted or amended are not in conflict with the Certificate of Incorporation or with law.

Section 10.03 Adoption, Amendment, Repeal of Bylaws by Directors

Notwithstanding the right of shareholders to adopt, amend or repeal Bylaws, the Bylaws may be adopted, amended or repealed by the Board of Directors, provided such Bylaws as adopted or amended are not in conflict with the Certificate of Incorporation or with law, and provided that the Board of Directors may not adopt a Bylaw or Amendment thereof changing the authorized number of directors except as provided by these Bylaws.